UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 28, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices and zip code)
(212) 798-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Series 2025 Bonds

On May 28, 2025, DRP Urban Renewal 4, LLC (“DRP 4”), a subsidiary of Delaware River Partners LLC (“DRP”) and an indirect subsidiary of FTAI Infrastructure Inc. (“FIP”), and the New Jersey Economic Development Authority (the “EDA” or the “Issuer”), completed their previously announced offering (the “Closing”) of $300,000,000 principal amount of Dock and Wharf Facility Revenue Bonds (Repauno Port & Rail Terminal Project), Series 2025 (the “Series 2025 Bonds”). The Series 2025 Bonds were issued with an original issue discount at 99.0% of par.

The Series 2025 Bonds consist of:

(i).	$150,000,000 aggregate principal amount of bonds maturing on January 1, 2035, and bearing interest at a fixed rate of 6.375% per annum, and

(ii).	$150,000,000 aggregate principal amount of bonds maturing on January 1, 2045, and bearing interest at a fixed rate of 6.625% per annum.

The Series 2025 Bonds are special, limited obligations of the EDA, and are secured solely by the trust estate and the collateral pledged therefor. The only sources of repayment of the Series 2025 Bonds are payments provided by DRP 4 to the EDA pursuant to the Issuer Lease Agreement described below, and the security interest in the trust estate and the collateral.

Collateral Agency Agreement

In connection with the Closing, DRP 4 entered into a Collateral Agency, Intercreditor and Accounts Agreement, among DRP 4, DRP, Repauno Financing Holdco LLC, the direct parent of DRP (“Repauno Holdco”), the other Repauno Entities (as defined therein), UMB Bank, N.A., as trustee for the Series 2025 Bonds, collateral agent and account bank (the “Collateral Agent”), and Deutsche Bank Trust Company Americas, as Administrative Agent for the Taxable Term Loans (as defined below), dated as of May 28, 2025 (the “Collateral Agency Agreement”), pursuant to which the parties appointed UMB Bank, N.A. as Collateral Agent with respect to the trust estate and the collateral securing the Series 2025 Bonds. Pursuant to the Collateral Agency Agreement, the Repauno Entities are required to comply with various covenants, including, among others, limitations on the ability to incur additional indebtedness, to make distributions, to make investments and to incur liens, in each case subject to certain exceptions set forth in the Collateral Agency Agreement. The Collateral Agency Agreement also includes certain special-purpose entity and bankruptcy remoteness covenants with respect to Repauno Holdco.

Issuer Lease Agreement

In connection with the Closing, DRP 4 entered into a Lease Agreement with the EDA, dated as of May 28, 2025 (the “Issuer Lease Agreement”). The Issuer Lease Agreement vests long-term leasehold ownership of the Series 2025 Facilities (as defined therein) in the EDA for a term of 55 years and provides that the EDA will sublease the Series 2025 Facilities  to DRP 4 for a term of 44 years, in each case unless terminated earlier as set forth in the Issuer Lease Agreement.

Under the Issuer Lease Agreement, DRP 4 is responsible for the acquisition, construction, completion and operation of the Series 2025 Facilities, and has customary related obligations regarding maintenance, taxes, utilities and insurance requirements.

In conjunction with any termination of the Issuer Lease Agreement, any outstanding Series 2025 Bonds will be subject to extraordinary mandatory redemption in accordance with the terms of the Indenture (as defined therein).

Rental payments by DRP 4 in respect of its sublease under the Issuer Lease Agreement include the amount required to pay principal of and interest on the Series 2025 Bonds. Subject to any rights of any mortgagee of interests in the Series 2025 Facilities, DRP 4 has the right to buy out the EDA’s remaining leasehold ownership of the Series 2025 Facilities after the Series 2025 Bonds have been paid in full and are no longer outstanding, for an amount equal to the fair market value of the Series 2025 Facilities at the time the right to purchase is exercised, as determined by an appraiser.

Upon an Event of Default (as defined therein), DRP 4 shall be subject to an obligation to pay all amounts due under the Issuer Lease Agreement, including an amount sufficient for any outstanding Series 2025 Bonds to be redeemed in accordance with the Indenture.

Mortgage

In connection with the Closing, DRP 4 entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing among DRP 4, DRP, the other Grantors party thereto (as defined therein), and the Collateral Agent, dated as of May 28, 2025 (the “Mortgage”), which grants a lien on and security interest in, among other things, DRP 4’s right, title and interest in and to the Series 2025 Facilities under the Issuer Lease Agreement, and all other fee and leasehold interests of the Grantors in the land and improvements at the Repauno Port & Rail Terminal for the benefit of the Collateral Agent on behalf of the owners of the Series 2025 Bonds and the other senior secured creditors party to the Collateral Agency Agreement.

Senior Secured Credit Agreement

On May 28, 2025, DRP 4 entered into a Credit Agreement (the “Senior Secured Credit Agreement”), among DRP 4, as the borrower, DRP, Deutsche Bank Company Americas, as administrative agent (the “Administrative Agent”), Deutsche Bank AG, New York Branch, as lender and issuing bank and the several lenders from time to time party thereto, which provided for (i) the advance of senior secured term loans in an aggregate principal amount of $100.0 million (the “Taxable Term Loans”) and (ii) the issuance of a letter of credit not to exceed $6.0 million to fund a debt service reserve account. The proceeds of the Taxable Term Loans are being applied to repay certain existing obligations of DRP and its affiliates and certain related fees and expenses.

Interest on the Taxable Term Loans is payable, at DRP 4’s option, (i) in cash at a rate of 8.50% per annum or (ii) in kind at a rate of 9.50% per annum. The Taxable Term Loans will initially mature 18 months from the Closing Date, extendable in 6 month increments up to an additional 18 months at the option of DRP 4 exercisable upon payment of a fee set forth in the Senior Secured Credit Agreement.

The lenders under the Senior Secured Credit Agreement are party to the Collateral Agency Agreement. DRP 4’s obligations under the Senior Secured Credit Agreement are secured by a first priority security interest in the same collateral securing the Series 2025 Bonds and ranking on a pari passu basis with other senior secured creditors under the Collateral Agency Agreement, including the holders of the Series 2025 Bonds.

The Senior Secured Credit Agreement contains affirmative covenants, including, among others, covenants pertaining to the delivery of financial statements, construction reports, notices of default and certain other information; payment of taxes; conduct of business and maintenance of existence; maintenance of insurance; compliance with laws; and inspection of books and records. The Senior Secured Credit Agreement also contains negative covenants, which limit the ability of DRP and its subsidiaries, to, among other things, incur additional debt, create or permit liens, make distributions, initiate new projects and enter into transactions with affiliates, in each case, subject to certain qualifications and exceptions set forth in the Senior Secured Credit Agreement.  The Senior Secured Credit Agreement also includes a financial covenant, starting with the first full fiscal quarter after the Commercial Operations Date (as defined therein), requiring DRP 4 to maintain a total debt service coverage ratio of at least 1.15 to 1.00.

The Senior Secured Credit Agreement contains default provisions (subject to customary grace periods and materiality thresholds) including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness (including the Series 2025 Bonds), the occurrence of a Change of Control (as defined therein), bankruptcy and related events, loss of lien on collateral, failure to achieve the Commercial Operations Date by the deadline specified in the Senior Secured Credit Agreement, termination of certain material contracts, material judgments and certain other events. If an event of default occurs under the Senior Secured Credit Agreement, the lenders may, among other things, declare the outstanding amounts owing under the Senior Secured Credit Agreement immediately due and payable, and require any undrawn letters of credit to be fully cash collateralized.

The foregoing summaries of the material terms and conditions of the Collateral Agency Agreement, the Issuer Lease Agreement, the Mortgage and the Senior Secured Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the complete text of the Collateral Agency Agreement, the Issuer Lease Agreement the Mortgage and the Senior Secured Credit Agreement, as applicable, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025, by and among DRP Urban Renewal 4, LLC, Delaware River Partners LLC, the other Repauno Entities (as defined therein), Repauno Financing Holdco LLC, UMB Bank, N.A., and Deutsche Bank Trust Company Americas.*

10.2	Lease Agreement, dated as of May 28, 2025, by and between DRP Urban Renewal 4, LLC and the New Jersey Economic Development Authority.
10.3
Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 28, 2025, executed and delivered by DRP Urban Renewal 4, LLC, Delaware River Partners LLC, and the other Grantors (as defined therein) in favor of the collateral agent named therein for the behalf of the owners of the Series 2025 Bonds.

10.4
Senior Secured Credit Agreement, dated as of May 28, 2025, by and among DRP Urban Renewal 4, LLC, Delaware River Partners LLC, Deutsche Bank Company Americas, Deutsche Bank AG, New York Branch, and the several lenders party from time to time thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 3, 2025

FTAI INFRASTRUCTURE INC.

/s/ Kenneth J. Nicholson

Kenneth J. Nicholson

Chief Executive Officer and President